EXHIBIT 10.40

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of June 27, 2012, is made by and between ULURU Inc., a Nevada corporation located at 4452 Beltway Drive, Addison, Texas 75001 (the “Company”), and Inter-Mountain Capital Corp., a Delaware corporation located at 303 East Wacker Drive, Suite 1200, Chicago, Illinois 60601 (the “Investor”).

A. Upon the terms and subject to the conditions of that certain Securities Purchase Agreement of even date herewith between the Investor and the Company (the “Purchase Agreement,” and each document entered into in connection therewith or pursuant thereto, the “Transaction Agreements”), the Company has agreed to issue and sell to the Investor a Secured Convertible Promissory Note in the face amount of $2,210,000.00 (including any promissory note(s) that replace(s) or is or are exchanged for such referenced promissory note, the “Note”) and seven (7) warrants (the “Warrants”) to purchase shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”).

B. The Note is convertible into shares of Common Stock (the “Conversion Shares,” which term, for purposes of this Agreement, and notwithstanding any other provision contained herein, shall include all shares of Common Stock issuable under the Note, including without limitation on any type of conversion of or in lieu of accrued interest or as payments of principal and interest under the Note, but without regard to any limitations on the issuance, conversion or payment of Common Stock under the Note) upon the terms and subject to the conditions contained in the Note.

C. The Warrants are exercisable for shares of Common Stock (the “Warrant Shares,” which term, for purposes of this Agreement, and notwithstanding any other provision contained herein, shall include all shares of Common Stock issuable upon any exercise of the Warrants, but without regard to any limitations on the issuance of Common Stock under, or exercise of, the Warrants) upon the terms and subject to the conditions contained in the Warrants.

D. In order to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), with respect to the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.           Definitions.                      Unless otherwise defined below or indicated herein, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement:

“Closing Date” means the date of the closing of the transactions contemplated by the Purchase Agreement.

“Effective Date” means the date the U.S. Securities and Exchange Commission (the “SEC”) declares effective a Registration Statement otherwise meeting the conditions contemplated hereby to be effective.

“Increased Conversion or Warrant Shares” means the Company’s good faith estimate of the number of shares of Common Stock, in addition to the Conversion Shares and Warrant Shares determined as of the date hereof, which the Company anticipates, as of the relevant date of determination, will be issuable to the Holder as a result of any adjustment to (i) the Conversion Price (as defined in the Note) or the Exercise Price (as defined in the Warrants) or (ii) the number of Conversion Shares or Warrant Shares resulting from the application of any provision of the Note, Warrants or any of the other Transaction Agreements subsequent to the date hereof.

“Investor” means the Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 11 hereof and who holds the Note or Registrable Securities.

“Permitted Suspension Period” means not more than two (2) periods during any consecutive 12-month period during which the Holder’s right to sell Registrable Securities under a Registration Statement is suspended, provided, however, that neither such period shall (i) be for more than twenty (20) days nor (ii) begin less than ten (10) Trading Days after the last day of the preceding suspension period (whether or not such last day was during or after a Permitted Suspension Period).

“Potential Material Event” means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a Registration Statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in such Registration Statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that such Registration Statement would be materially misleading absent the inclusion of such information.

“Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Registration Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

“Registrable Securities” means, collectively, the Conversion Shares, the Warrant Shares, and the Increased Conversion or Warrant Shares.

“Registration Statement” means a registration statement of the Company under the Securities Act covering Registrable Securities on Form S-3, if the Company is then eligible to file using such form, and if not eligible, on Form S-1 or other appropriate form.

“Required Filing Date” means with respect to the Initial Registration Statement, the date that is thirty (30) days after the Closing Date.

“Restricted Sale Date” means each date, other than a date during a Permitted Suspension Period or Update Delay (as defined in Section 5), on which the Investor is restricted from making sales of Registrable Securities covered by any previously effective Registration Statement.

2.           Registration.

(a)           Mandatory Registration.

(i)           The Company shall prepare and file with the SEC, as soon as practicable after the Closing Date but no later than the Required Filing Date, a Registration Statement (the “Initial Registration Statement”) registering for resale by the Investor the number of shares of Common Stock that would be required for the Investor to sell all Registrable Securities (determined as of such time) multiplied by two (2) (all Registrable Securities (determined as of the applicable time of determination designated herein) multiplied by two (2), the “Required Number of Registered Shares”).  Notwithstanding such requirement, but subject to Section 2(a)(iii) below, the Company’s obligation to register the Registrable Securities shall initially be satisfied by the registration of the Initial Number of Shares to Be Registered (as defined below) pursuant to the Initial Registration Statement.  The “Initial Number of Shares to Be Registered” is equal to 30% of the public float on the Required Filing Date or such other date the Initial Registration Statement is actually filed. Unless otherwise specifically agreed to in writing in advance by the Holder, the Initial Registration Statement (A) shall include only the Registrable Securities, and (B) shall also state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Note, exercise of the Warrants or issuances of Increased Conversion or Warrant Shares covered by the Initial Registration Statement to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(ii)           The Company will use its best efforts to cause the Initial Registration Statement to be declared effective on a date which is no later than the date that is ninety (90) days after the Required Filing Date and to keep such Registration Statement effective for a period of no less than one hundred and eighty (180) days.

(iii)           If at any time the number of shares of Common Stock then registered under one or more Registration Statements (including the Initial Registration Statement) is less than the then-current Required Number of Registered Shares (the number of additional shares of Common Stock required to be registered in order for there to be an aggregate number of shares of Common Stock registered or sought to be registered in one or more Registration Statements (including the Initial Registration Statement) equal to the then-current Required Number of Registered Shares, the “Increased Number of Shares to Be Registered”), the Company shall, upon written request of the Investor (the “Request Date”), either amend any Registration Statement or file with the SEC an additional Registration Statement to register the number of shares of Common Stock equal to the Increased Number of Shares to Be Registered; provided, however, that for purposes of this provision, under no condition shall the Company be required to register any additional shares if such increase would cause the total number of shares subject to Registration Statements under this Agreement to be greater than the number of such shares which the SEC permits to be included in such Registration Statements.   The Company shall file such amended Registration Statement or additional Registration Statement within thirty (30) days after the Request Date, and will use its reasonable best efforts to cause the amended Registration Statement or additional Registration Statement to be declared effective on a date which is no later than the earlier of (1) five (5) days after notice by the SEC that such may be declared effective and (2) ninety (90) days after the Request Date.

(b)           Event of Default.

(i)           If a Registration Statement is not filed with the SEC by the Required Filing Date as contemplated by this Agreement, a penalty equal to $100 per day shall be added to the principal balance of the Note for so long as such Registration Statement remains unfiled.

(ii)           If a Registration Statement is not effective by the required effective date as contemplated in this Agreement, or if there is a Restricted Sale Date, an Event of Default shall be deemed to have occurred under the Note and, in addition to all other remedies set forth in the Note, a penalty equal to $100 per day shall be added to the principal balance of the Note for so long as such Registration Statement remains not yet effective or for the occurrence of each Restricted Sale Date.

3.           Obligations of the Company.  In connection with the registration of the Registrable Securities, the Company shall do each of the following:

(a)           Prepare promptly, and file with the SEC by the times required hereunder all Registration Statements (including amendments thereto) required hereunder, and thereafter use its best efforts to cause all such Registration Statements (and amendments, as applicable) to become effective by the times required hereunder and keep all such Registration Statements (as amended) effective at all times during the period (the “Registration Period”) continuing until the earlier of (i) the date when the Investor may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits and (ii) the date the Investor no longer owns any of the Registrable Securities, none of which such Registration Statements (including any amendments or supplements thereto and prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(b)           Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement required hereunder and the prospectus used in connection with each such Registration Statement as may be necessary to keep each such Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by each such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in each such Registration Statement;

(c)           Permit a single firm of counsel designated by the Investor (which, until further notice, shall be deemed to be Carman Lehnhof Israelsen LLP, Attn:  Jonathan K. Hansen, which firm has requested to receive such notification, “Investor’s Counsel”) to review all Registration Statements required hereunder and all amendments and supplements thereto within a reasonable period of time (but not less than three (3) Trading Days) prior to their filing with the SEC, and not file any document in a form to which Investor’s Counsel reasonably objects;

(d)           Notify the Investor and the Investor’s Counsel immediately (and, in the case of clause (i)(A) below, not less than three (3) Trading Days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a “review” of a Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investor); and (D) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in a Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, prospectus or other documents so that, in the case of such Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  In addition, the Company shall communicate with the Investor’s Counsel with regard to its proposed written responses to the comments contemplated in clause (C) of this Section 3(d), so that, to the extent practicable, the Investor shall have the opportunity to comment thereon;

(e)           Furnish to the Investor and to Investor’s Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of each Registration Statement filed hereunder, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor;

(f)           As promptly as practicable after becoming aware thereof, notify the Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to each such Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request;

(g)           As promptly as practicable after becoming aware thereof, notify the Investor of the issuance by the SEC of a Notice of Effectiveness or any notice of effectiveness or any stop order or other suspension of the effectiveness of any Registration Statement;

(h)           Comply with Regulation FD or any similar rule or regulation regarding the dissemination of information regarding the Company, and in furtherance of the foregoing, and not in limitation thereof, not disclose to the Investor any non-public material information regarding the Company;

(i)           Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of a Registration Statement, the Company notifies the Investor in writing that the effectiveness of such Registration Statement is suspended for any reason or Registrable Securities cannot otherwise legally be sold thereunder, whether due to a Potential Material Event or otherwise, the Investor shall not offer or sell any Registrable Securities covered by such Registration Statement, or engage in any other transaction involving or relating to the Registrable Securities covered by such Registration Statement, from the time of the giving of such notice until the Investor receives written notice from the Company that such the effectiveness of such Registration Statement has been restored, whether because the Potential Material Event has been disclosed to the public or it no longer constitutes a Potential Material Event or otherwise; provided, however, that the Company may not so suspend the rights of holders of Registrable Securities covered by any such Registration Statement during the periods such Registration Statement is required to be in effect, other than during a Permitted Suspension Period or Update Delay (and the applicable provisions of Section 2(b) shall apply with respect to any such suspension (other than during a Permitted Suspension Period or Update Delay)) or at any time during which the applicable Registrable Securities are eligible for an exemption from registration and freely tradeable under Rule 144 (defined below);

(j)           Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by one or more Registration Statements on the Principal Trading Market and the quotation of the Registrable Securities on the Principal Trading Market;

(k)           Provide a transfer agent (“Transfer Agent”) and registrar, which may be a single entity, for the Registrable Securities not later than the Effective Date for the Initial Registration Statement;

(l)           Cooperate with the Investor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to each Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investor may reasonably request, and, no later than five (5) Trading Days after a Registration Statement is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the Transfer Agent for the Registrable Securities (with copies to the Investor) an appropriate instruction and opinion of such counsel, which shall include, without limitation, directions to the Transfer Agent to issue certificates of Registrable Securities (including certificates for Registrable Securities to be issued after the applicable Effective Date and replacement certificates for Registrable Securities previously issued) covered by the relevant Registration Statement without legends or other restrictions, subject to compliance with applicable law and other rules and regulations, including, without limitation, prospectus delivery requirements and provisions of this Agreement limiting or suspending the ability to sell Registrable Securities thereunder;

(m)           Take all other reasonable administrative steps and actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to each Registration Statement; provided, however, that the foregoing does not require that the Company take any steps whatsoever regarding the identification or selection of a broker to sell the Registrable Securities, the identification of buyers of the Registrable Securities, or the negotiation of the sale  terms of the Registrable Securities; and

(n)           Not file any registration statement (other than the Initial Registration Statement and amendments thereto) during the period commencing on the Closing Date and ending on the Effective Date for the Initial Registration Statement; provided that the foregoing shall not prohibit a registration statement on Form S-8 related to a Company stock incentive plan.

4.           Obligations of the Investor.  In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

(a)           The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of its Registrable Securities from any such Registration Statement; and

(b)           The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f), (g) or (i) above or Section 5 below, the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f), (g) or (i) or Section 5, and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.           Annual Update. Notwithstanding anything in this Agreement to the contrary, at any time (a) the Company is required to amend a Registration Statement pursuant to Section 10(a)(3) under the Securities Act, or (b) the Company is required to amend a Registration Statement to describe a fundamental change in the information set forth in the Registration Statement (including, without limitation, any transaction with respect to which the Company is required to update the Registration Statement to include financial statements and pro forma financial statements required by Rule 3-05 of Regulation S-X), the Company shall be allowed up to thirty (30) days from the date the amendment is required in order to file an amendment to the Registration Statement and until the sixtieth day following the date the amendment is required in order to cause the amended Registration Statement to be effective (such 60-day period, the “Update Delay”); provided, that the Company shall promptly after the occurrence of the event requiring amendment (x) notify the Investor in writing of the existence of (but in no event, without the prior written consent of the Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) such material non-public information giving rise to an Update Delay, (y) advise the Investor in writing to cease all sales under the Registration Statement until the end of the Update Delay and (z) use its reasonable efforts to cause the Update Delay to terminate as promptly as practicable.

6.           Expenses of Registration.   All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.  In addition, a fee equal to $2,000.00 for the review of each Registration Statement by Investor’s Counsel shall be borne by the Company.

7.           Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the directors, if any, of the Investor, and the officers, if any, of the Investor (each, an “Investor Indemnified Party”), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, “Claims”) to which any of them may become subject under the Securities Act, Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in any Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively referred to as “Violations”).  Subject to clause (b) of this Section 7, the Company shall reimburse the Investor promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by the Investor in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained above in this Section 7(a) shall not (I) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with any legal opinion furnished by counsel to any Investor Indemnified Party or information furnished in writing to the Company by or on behalf of such Investor Indemnified Party expressly for use in connection with the preparation of the applicable Registration Statement, any such amendment thereof or supplement thereto or prospectus, if such prospectus (or supplement or amendment thereto) was timely made available by the Company pursuant to Section 3(b) hereof;  (II) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company or the amendment or supplement thereto made available by the Company; (III) be available to the extent such Claim is based on the delivery of a prospectus by the Investor after receiving notice from the Company under Section 3(f), (g) or (i) hereof (other than a notice regarding the effectiveness of a Registration Statement or any amendment or supplement thereto), or (IV) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.  The Investor will indemnify the Company and its officers, directors and agents (each, a “Company Indemnified Party,” and together with the Investor Indemnified Parties, each an “Indemnified Party”) against any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with any legal opinion furnished by counsel to any Investor Indemnified Party or information furnished in writing to the Company, by or on behalf of the Investor, expressly for use in connection with the preparation of a Registration Statement or the amendment or supplement thereto, subject to such limitations and conditions as are applicable to the indemnification provided by the Company pursuant to this Section 7.

(b)           Promptly after receipt by an Indemnified Party under this Section 7 of notice of the commencement of any action (including any governmental action) for which indemnification may be sought under this Section 7, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel satisfactory to the indemnifying party (provided such counsel shall not have a conflict of interest with the Indemnified Party and provided that all defenses available to the Indemnified Party can be maintained without prejudicing the rights of the indemnifying party).  Subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 7 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion.  The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel as provided above.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action by such delayed notice.  The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable; provided, however, that the Investor shall not be obligated to make any indemnification payment to the Company or any other Company Indemnified Party under this Section 7 unless and until there has been a final adjudication of liability on the part of the Investor.

8.           Contribution.  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Sections 7(a)(I) through (IV); (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) except where the seller has committed fraud (other than a fraud by reason of the information included or omitted from a Registration Statement as to which the Company has not given notice as contemplated under Section 3 hereof) or intentional misconduct, contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

9.           Reports under Securities Act and Exchange Act.  With a view to making available to Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without Registration (“Rule 144”), the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)           furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC’s EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration; and

(d)           at the request of the Investor, give its Transfer Agent instructions (supported by an opinion of the Investor’s counsel, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent’s receipt from the Investor of

(i) a certificate (a “Rule 144 Certificate”) certifying (A) that the Investor’s holding period (as determined in accordance with the provisions of Rule 144) for the shares of Registrable Securities which the Investor proposes to sell (the “Securities Being Sold”) is not less than six months and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

(ii) an opinion of counsel acceptable to the Company (for which purposes it is agreed that the Investor’s Counsel shall be deemed acceptable) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective Registration Statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s  books and records (except to the extent any such legend or restriction results from facts other than the identity of the Investor, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Investor). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

10.           Piggyback Registrations. The Company shall notify the Investor in writing at least 15 business days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company) and will afford the Investor an opportunity to include in each such registration statement all or part of the Registrable Securities the Investor holds.  If the Investor desires to include in any such registration statement all or any part of the Registrable Securities held by the Investor, the Investor shall, within 15 business days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Investor. In the event the Investor desires to include less than all of its Registrable Securities in any such registration statement it shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

11.           Assignment of the Registration Rights.  The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investor to any transferee of the Registrable Securities (or all or any portion of the unconverted Note or any unexercised Warrant) only if the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, (b) the securities with respect to which such registration rights are being transferred or assigned, and (c) written evidence of the transferee’s assumption of the Investor’s obligations under this Agreement.

12.           Amendment of Registration Rights.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Investor and the Company.

13.           Expiration of Registration Rights.  The obligations of the Company under Sections 2,3,5,6,9,10 and 11 under this Agreement shall expire upon the earlier to occur of (i) the date the Outstanding Balance (as defined in the Note) under the Note has been paid or redeemed in full, and (ii) the date that all of the Registrable Securities can (assuming net exercise of all of the Warrants) be sold pursuant to Rule 144 without compliance with any volume, manner of sale, or public information provisions of Rule 144.

14.           Miscellaneous.

(a)           A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)           Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Purchase Agreement, if to the Company or to the Investor, to their respective address contemplated by the Purchase Agreement, or at such other address as each such party furnishes by notice given in accordance with the Purchase Agreement.

(c)           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)           This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of Salt Lake County or the state courts of the State of Utah sitting in Salt Lake County in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(e)           The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement or any of the other Transaction Agreements.

(f)           Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(g)           Subject to the requirements of Section 11 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(h)           All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(i)           The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

(j)           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(k)           The Company acknowledges that any failure by the Company to perform its obligations under Section 3(a) hereof, or any delay in such performance could result in loss to the Investor, and the Company agrees that, in addition to any other liability the Company may have by reason of such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless the same is the result of force majeure.  Neither party shall be liable for consequential damages.

(l)           This Agreement (including to the extent relevant the provisions of other Transaction Agreements) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.

(m)           In any action or proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to such party’s reasonable attorneys’ fees and related costs, including fees and costs incurred prior to formal initiation of an action or proceeding, and including fees and costs incurred for collecting or attempting to collect any judgment or award.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:

ULURU INC.

By: /s/ Kerry P. Gray
                                                                  Name: Kerry P. Gray
Title: President and CEO

INVESTOR:

INTER-MOUNTAIN CAPITAL CORP.

By: /s/ John M. Fife
       John M. Fife, President

[Signature page to Registration Rights Agreement]